Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated February 6, 2007 relating to the financial statements of ZIOPHARM Oncology, Inc. for the year ended December 31, 2006, and to all references to our Firm, included in or made part of this Form 10-KSB, into the Company's previously filed Registration Statements on Forms S-8 (File Nos. 333-129884 and 333-134280) and Forms S-3 (File Nos. 333-129680 and 333-134279).

VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts
February 12, 2007